Saga Communications, Inc. Reports 1st Quarter Results

Net Revenue increased $1.9 million for the Quarter

GROSSE POINTE FARMS, Mich., May 8, 2018 /PRNewswire/ -- Saga Communications, Inc. (NYSE American: SGA) today reported net revenue increased 7.1% to $28 million for the quarter ended March 31, 2018. Operating income from continuing operations increased 17.5% to $2.3 million and station operating expense increased 9.6% to $23.4 million for the quarter. Net income decreased to $1.5 million from $1.9 million on a historical basis including the income (net of tax) from the previously owned television stations which is reported as discontinued operations in the first quarter of 2017. Without the income from discontinued operations (net of tax) net income would have increased $482 thousand over the comparable period last year. Diluted earnings per share from continuing operations was $0.26/share in the first quarter of 2018 compared to $0.18/share during the same period in 2017. Including discontinued operations diluted earnings per share for the quarter were $0.26/share compared to $0.33/share last year. Free cash flow from continuing operations increased $191 thousand to $2.3 million for the quarter ended March 31, 2018.

The results for the quarter were affected by the sale of the Company's television stations and purchase of radio stations in Charleston and Hilton Head, SC on September 1, 2017.

On a same station basis for the quarter ended March 31, 2018 net revenue increased 0.3% to $26.2 million, Operating income from continuing operations increased 26.3% to $2.5 million and station operating expense increased 0.5% to $21.4 million.

The Company had $47.8 million in cash on hand as of March 31, 2018 and $49.8 million as of May 1, 2018. The Company's total long-term debt was $25 million as of March 31, 2018. Including the recently announced $0.30 per share dividend which was paid on March 30, 2018, the Company has paid over $55 million in dividends since December 3, 2012.

Capital expenditures from continuing operations were $1.5 million in the first quarter compared to $1.3 million for the same period last year. The Company expects to spend approximately $5.0 million to $6.0 million for capital expenditures during 2018.

Saga's 2018 1st Quarter conference call will be on Tuesday, May 8, 2018 at 11:00 a.m. EDT. The dial-in number for the call is (612) 288-0329. A transcript of the call will be posted to the Company's website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EDT on May 8, 2018 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose "actual", "same station", "proforma", and discontinued operations information as well as the Company's trailing 12 month consolidated EBITDA. The "actual" amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The "same station" amounts reflect only the results of operations for stations that we owned for the entire comparable period. The "proforma" amounts assume all acquisitions in 2017 and 2018 occurred as of January 1, 2017.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12 month consolidated EBITDA, and consolidated net leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 26 markets, including 75 FM and 33 AM radio stations and 64 metro signals. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three Months Ended
March 31, 2018 and 2017
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Operating Results
Net operating revenue	$ 28,009	$ 26,155
Station operating expense	23,397	21,340
Corporate general and administrative	2,544	2,863
Other operating income, net	(251)	(21)
Operating income from continuing operations	2,319	1,973
Interest expense	219	208
Other income	(89)	-
Income from continuing operations, before tax	2,189	1,765
Income tax expense	660	718
Income from continuing operations, net of tax	1,529	1,047
Income from discontinued operations, net of tax	-	891
Net income	$ 1,529	$ 1,938

Basic Earnings per share:
From continuing operations	$ 0.26	$ 0.18
From discontinued operations	-	0.15
Basic earnings per share	$ 0.26	$ 0.33

Diluted Earnings per share:
From continuing operations	$ 0.26	$ 0.18
From discontinued operations	-	0.15
Diluted earnings per share	$ 0.26	$ 0.33

Weighted average common shares	5,842	5,790
Weighted average common and common
equivalent shares	5,842	5,802

Free Cash Flow
Net income	$ 1,529	$ 1,938
Plus: Depreciation and amortization:
Station	1,580	1,358
Corporate	66	71
Discontinued operations	-	316
Deferred tax provision	310	425
Non-cash compensation	551	558
Other operating expense (income) from continuing operations	(251)	(21)
Other operating expense from discontinued operations	-	31
Less: Capital expenditures from continuing operations	(1,498)	(1,342)
Capital expenditures from discontinued operations	-	(97)
Free cash flow	$ 2,287	$ 3,237

Balance Sheet Data
Working capital	56,206	56,189
Net fixed assets	56,320	49,180
Net intangible assets and other assets	116,108	100,157
Total assets	241,078	221,566
Long-term debt	25,000	36,365
Stockholders' equity	179,921	135,983

Saga Communications, Inc.
Selected Supplemental Financial Data
For The Three Months Ended
March 31, 2018 and 2017
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017 (1)
Operating Results of Discontinued Operations
Net operating revenue	$ -	$ 5,255
Station operating expense	-	3,712
Other operating expense, net	-	31
Operating income from discontinued operations	-	1,512
Interest expense	-	9
Income from discontinued operations before income taxes	-	1,503
Income tax expense	-	612
Income from discontinued operations, net of tax	$ -	$ 891

Free Cash Flow from Discontinued Operations
Income from discontinued operations, net of tax	$ -	$ 891
Plus: Depreciation and amortization:	-	316
Other operating income from discontinued operations	-	31
Less: Capital expenditures from discontinued operations	-	(97)
Free cash flow from discontinued operations	$ -	$ 1,141

(1) Results of operations for the Television stations are reflected through March 31, 2017. The effective date of the sale was September 1, 2017.

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
March 31, 2018 and 2017
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2018	2017	2018	2017	2018	2017
Consolidated
Net operating revenue	$ 28,009	$ 26,155	$ 26,189	$ 26,110	$ 28,009	$ 28,132
Station operating expense	23,397	21,340	21,395	21,287	23,397	23,070
Corporate general and administrative	2,544	2,863	2,544	2,863	2,544	2,863
Other operating income, net	(251)	(21)	(251)	(21)	(251)	(21)
Operating income from continuing operations	2,319	1,973	2,501	1,981	2,319	2,220
Interest expense	219	208			219	208
Other income	(89)	-			(89)	-
Income from continuing operations, before tax	2,189	1,765			2,189	2,012
Income tax expense	660	718			660	819
Income from continuing operations, net of tax	1,529	1,047			1,529	1,193
Income from discontinued operations, net of tax	-	891			-	891
Net income	$ 1,529	$ 1,938			$ 1,529	$ 2,084

Basic Earnings per share:
From continuing operations	$ 0.26	$ 0.18			$ 0.26	$ 0.20
From discontinued operations	-	0.15			-	0.15
Basic earnings per share	$ 0.26	$ 0.33			$ 0.26	$ 0.35

Diluted Earnings per share:
From continuing operations	$ 0.26	$ 0.18			$ 0.26	$ 0.20
From discontinued operations	-	0.15			-	0.15
Diluted earnings per share	$ 0.26	$ 0.33			$ 0.26	$ 0.35

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2018	2017	2018	2017	2018	2017
Depreciation and amortization
by segment
Radio Stations	$ 1,580	$ 1,358	$ 1,320	$ 1,358	$ 1,580	$ 1,603
Discontinued Operations	-	316	-	-	-	316
Corporate and Other	66	71	66	71	66	71
	$ 1,646	$ 1,745	$ 1,386	$ 1,429	$ 1,646	$ 1,990

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2017 and 2018 occurred as of January 1, 2017.

Saga Communications, Inc.
Selected Supplemental Financial Data
March 31, 2018
(amounts in 000's except ratios)
(Unaudited)

		Less:	Plus:			Trailing
	12 Months Ended	3 Months Ended	3 Months Ended	Plus:	Less:	12 Months Ended
	December 31,	March 31,	March 31,	Proforma	Discontinued	March 31,
	2017	2017	2018	Acquisitions(2)	Operations (2)	2018
Trailing 12 Month Consolidated Earnings Before Interest,
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$ 54,717	$ 1,938	$ 1,529	$ 266	$ 31,581	$ 22,993
Exclusions:
Gain (loss) on sale of assets from continuing operations	(55)	21	251	-	-	175
Gain (loss) on sale of assets from discontinued operations	(31)	(31)	-	-	-	-
Gain (loss) on sale of television stations	50,842	-	-	-	50,842	-
Impairment of Intangibles	(1,449)	-	-	-	-	(1,449)
Other	289	59	66	-	36	260
Total exclusions	49,596	49	317	-	50,878	(1,014)
Consolidated adjusted net income (1)	5,121	1,889	1,212	266	(19,297)	24,007
Plus: Interest expense	925	217	219	-	14	913
Income tax expense	16,880	1,330	660	185	22,188	(5,793)
Depreciation & amortization expense	6,696	1,745	1,646	409	129	6,877
Amortization of television syndicated programming contracts	418	158	-	-	260	-
Non-cash stock based compensation expense	2,279	558	551	-	-	2,272
Less: Cash television programming payments	(418)	(158)	-	-	(260)	-
Trailing twelve month consolidated EBITDA (1)	$ 31,901	$ 5,739	$ 4,288	$ 860	$ 3,034	$ 28,276

Total long-term debt, including current maturities						$ 25,000
Divided by trailing twelve month consolidated EBITDA (1)						28,276
Leverage ratio						0.88

(1) As defined in the Company's credit facility.
(2) Trailing 12 Month Adjustment

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three Months Ended
March 31, 2018 and 2017
(amounts in 000's)
(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2018	Period	2018	2017	Period	2017
Consolidated
Net operating revenue	$ 28,009	$ (1,820)	$ 26,189	$ 26,155	$ (45)	$ 26,110
Station operating expense	23,397	(2,002)	21,395	21,340	(53)	21,287
Corporate general and administrative	2,544	-	2,544	2,863	-	2,863
Other operating income, net	(251)	-	(251)	(21)	-	(21)
Operating income from continuing operations	$ 2,319	$ 182	$ 2,501	$ 1,973	$ 8	$ 1,981

Depreciation and amortization	$ 1,646	$ (260)	$ 1,386	$ 1,745	$ (316)	$ 1,429

CONTACT: Samuel D. Bush, 313/886-7070